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As filed with the Securities and
Exchange Commission on March 29, 2000                 Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                         MDSI MOBILE DATA SOLUTIONS INC.
             (Exact name of Registrant as specified in its charter)

          Canada                                        Not Applicable
 ------------------------------             ------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or organization)

                            135-10551 Shellbridge Way
                           Richmond, British Columbia,
                                 Canada V6X 2W9
                     Address of Principal Executive Offices

             MDSI Mobile Data Solutions Inc. 1999 Stock Option Plan
               MDSI Mobile Data Solutions Inc. Stock Purchase Plan
                           (Full titles of the plans)

                       Evergreen Corporate Services, Inc.
                              31635 36th Avenue SW
                          Federal Way, Washington 98023
                     ---------------------------------------
                     (Name and address of agent for service)

                                 (253) 874-2949
              (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------
Title of Each Class of              Amount to        Proposed Maximum Offering       Proposed Maximum Aggregate        Amount of
Securities to be Registered(1)    be Registered           Price Per Share                  Offering Price          Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Shares subject to        2,065,034 shares         US$ 12.92 (2)(4)                  US$26,680,239               US$7,044
outstanding options under the
1999 Stock Option Plan
------------------------------------------------------------------------------------------------------------------------------------
Common Shares not subject to      34,966 shares            US$64.00 (3)                     US$2,237,824                US$591
outstanding options under the
1999 Stock Option Plan
------------------------------------------------------------------------------------------------------------------------------------
Common Shares issuable under     100,000 shares            US$64.00 (3)                   US$6,400,000 (3)             US$1,670
the  MDSI Stock Purchase Plan
------------------------------------------------------------------------------------------------------------------------------------
Total                            2,200,000 shares                                          US$ 35,318,063              US$9,305
------------------------------------------------------------------------------------------------------------------------------------

(1) Common Shares, without par value, offered by the Company pursuant to the Plans described herein.
(2) Based on the average exercise price of options granted under the MDSI Mobile Data Solutions Inc. 1999 Stock Option Plan outstanding as of the date of the filing of this registration statement.
(3) The proposed maximum offering price per share and the registration fee were calculated in accordance with rule 457(c) and (h) based on the average high and low prices for the Registrant's common shares on March 23, 2000, as quoted on the Nasdaq National Market, which was US$63.66 per share.
(4) U.S. dollar amounts are calculated based on the noon buying rate in New York City for cable transfers payable in Canadian dollars as certified for customs purposes by the Federal Reserve Bank of New York on March 20, 2000. On such date the noon buying rate was Cdn.$ 1.00=US$ 0.6801.

================================================================================

This registration statement on Form S-8 registers common shares, without par value, of MDSI Mobile Data Solutions Inc. (the "Registrant") previously issued or to be issued pursuant to the exercise of options or rights granted under the Registrant's 1999 Stock Option Plan and MDSI Stock Purchase Plan.

           PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The documents listed in (a) through (c) below are incorporated by reference in this registration statement.

     (a) The  Registrant's  latest Annual Report on Form 10-K filed  pursuant to
     Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for the Company's fiscal year ended December 31, 1998.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the filing of the Form 10-K, as amended, referred to in
     (a) above.

     (c) The description of the Registrant's Common Stock set forth in the Registration Statement on Form 8-A filed by the Registrant with the Securities and Exchange Commission on November 7, 1996, under Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

Not Applicable

Item 5.  Interests of Named Experts and Counsel.

None

Item 6.  Indemnification of Directors and Officers.

The By-laws of the Registrant provide that, subject to the Canada Business Corporation Act (the "CBCA"), the Registrant shall indemnify a director or officer of the Registrant, a former director of officer of the Registrant or a person who acts or acted at the Registrant's request as a director or officer of a body corporate of which the Registrant is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses reasonably incurred by him in respect of certain actions or proceedings to which he is made a party by reason of his office, if he meets certain specified standards of conduct and shall also indemnify any such person in such circumstances as the CBCA or law permits or requires.

Under the CBCA, except in respect of an action by or on behalf of the Registrant to procure a judgment in its favor, the Registrant may indemnify a present or former director or officer or a person who acts or acted at the Company's request as a director or officer of another corporation of which the Registrant is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect to any civil, criminal or administrative action or proceeding to which he is made a party by reason of his position with the Registrant and provided that the director or officer acted honestly and in good faith with a view to the best interests of the Registrant, and, in the case of a criminal, or administrative action or proceeding that is enforced by a monetary penalty, has reasonable grounds for believing that his conduct was lawful. Such indemnification may be made in connection with a derivative action only with court approval. A director or officer is entitled to indemnification from the Registrant as a matter of right if he was substantially successful on the merits and fulfilled the conditions set forth above.

The Registrant maintains Directors' and Officers' Liability Insurance for its Directors.

Item 7.  Exemption from Registration Claimed.

Not Applicable

Item 8.  Exhibits.

  Exhibit
   Number       Exhibit
 ---------      -------
   4.1          The MDSI Mobile Data Solutions Inc. 1999 Stock Option Plan.
   4.2          The MDSI Mobile Data Solutions Inc. Stock Purchase Plan.
   5.1          Opinion of Reid & Company
  23.1          Consent of Deloitte & Touche
  23.2          Consent of Reid & Company (Included in Exhibit 5.1)
  24.1          Power of Attorney (See page II-5 of this registration statement)


Item 9.  Undertakings.

     (4)  The undersigned Registrant hereby undertakes:

     (5) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (6) To include any prospectus required by Section 10(a)(3) of the Securities Act;

     (7) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represents no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (8) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

     (9) That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (10) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (11) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (12) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Province of British Columbia, on this 29th day of March, 2000.

                                   MDSI MOBILE DATA SOLUTIONS INC.


                                   By: /s/ Kenneth R. Miller
                                      ------------------------------------------
                                      Kenneth R. Miller, Chief Executive Officer

                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Erik Dysthe, Kenneth R. Miller and Verne D. Pecho, or any of them, his attorney-in-fact, with the power of substitution, for them in any and all capacities, to sign any amendments to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                        Title                           Date
---------                        -----                           ----


/s/ Kenneth R. Miller
---------------------------
Kenneth R. Miller                Chief Executive Officer and     March 29, 2000
                                 Director
                                 (Principal Executive Officer)


/s/ Robert G. Cruickshank
---------------------------
Robert G. Cruickshank            President, Chief Operating      March 29, 2000
                                 Officer and Director

/s/ Verne D. Pecho
---------------------------
Verne D. Pecho                   Vice-President, Finance and     March 29, 2000
                                 Administration and Chief
                                 Financial Officer (Principal
                                 Financial Officer and
                                 Accounting Officer)


/s/ Erik Dysthe
---------------------------
Erik Dysthe                      Chairman of the Board and       March 29, 2000
                                 Director


/s/ Gerald F. Chew
---------------------------
Gerald F. Chew                   Director (Authorized U.S.       March 29, 2000
                                 Representative)


/s/ Bruno Ducharme
---------------------------
Bruno Ducharme                   Director                        March 29, 2000


/s/ Robert C. Harris, Jr.
---------------------------
Robert C. Harris, Jr.            Director                        March 29, 2000


/s/ Terrence P. McGarty
---------------------------
Terrence P. McGarty              Director                        March 29, 2000


/s/ Marc Rochefort
---------------------------
Marc Rochefort                   Director                        March 29, 2000


/s/ John T. McLennan
---------------------------
John T. McLennan                 Director                        March 28, 2000

                                  EXHIBIT INDEX

Exhibit
Number       Exhibit
------       -------

 4.1         The MDSI Mobile Data Solutions Inc.
                1999 Stock Option Plan.
 4.2         The MDSI Mobile Data Solutions Inc.
                Stock Purchase Plan.
 5.1         Opinion of Reid & Company
23.1         Consent of Deloitte & Touche
23.2         Consent of Reid & Company
                (Included in Exhibit 5.1)